Keysight Technologies Reports Fourth Quarter 2020 Results

Achieved Record Orders, Revenue, Gross Margin, Operating Margin, Free Cash Flow

Announces $750 Million Share Repurchase Program

SANTA ROSA, Calif., November 18, 2020 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter of 2020 ended October 31, 2020.
“Keysight delivered an outstanding quarter and finish to our fiscal year, driven by strong execution and broad-based demand for our differentiated solutions. Despite COVID-related macro challenges, it was a record year for orders, gross margin, operating margin, earnings per share and free cash flow," said Ron Nersesian, Keysight’s Chairman, President and CEO. “Our people and culture are a competitive differentiator and, in the face of unprecedented challenges, Keysight exits this year stronger than ever, and well-positioned to capitalize on our growth opportunities ahead.”

Fourth Quarter Financial Summary

•
Revenue grew 9 percent to reach $1.22 billion, when compared with $1.12 billion last year. Non-GAAP revenue grew 7 percent on a core basis, which excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months.

•	GAAP net income was $217 million, or $1.15 per share, compared with $195 million, or $1.02 per share, in the fourth quarter of 2019.

•	Non-GAAP net income was $305 million, or $1.62 per share, compared with $254 million, or $1.33 per share in the fourth quarter of 2019.

•
Keysight acquired approximately 2.2 million shares in the open market at an average share price of $96.55, for a total consideration of $215 million, exhausting the $500 million share repurchase authorization from May 2019.

•	As of October 31, 2020, cash and cash equivalents totaled $1.76 billion.

Fiscal Year 2020 Financial Summary

•	Revenue declined 2 percent over last year and totaled $4.22 billion. Non-GAAP revenue declined 3 percent on a core basis.

•
GAAP net income was $627 million, or $3.31 per share, compared with $621 million, or $3.25 per share in fiscal 2019. Non-GAAP net income was $919 million, or $4.85 per share, compared with $902 million, or $4.72 per share in fiscal 2019.

•
Keysight acquired approximately 4.3 million shares in the open market at an average share price of $95.90, for a total consideration of $410 million during fiscal year 2020, exhausting the $500 million share repurchase authorization from May 2019.

Reporting Segments

•	Communications Solutions Group (CSG)
CSG reported revenue of $901 million in the fourth quarter, up 8 percent over last year, driven by continued strength in next-generation commercial communications technologies and increased global aerospace defense and government investment.

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•	Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $319 million in the fourth quarter, up 12 percent over last year, driven by strength in our broad portfolio of products that serve the general electronics market and continued strong demand for semiconductor measurement solutions.

Share Repurchase Program

Keysight also announced today that its Board of Directors authorized a new share repurchase program for up to $750 million of its common stock. The new repurchase program is effective immediately. Shares may be purchased from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases, privately negotiated transactions or other means. The repurchase authorization may be commenced, suspended or discontinued at any time at the company’s discretion.

Outlook
Keysight’s first fiscal quarter of 2021 revenue is expected to be in the range of $1.14 billion to $1.16 billion. Non-GAAP earnings per share for the first fiscal quarter of 2021 are expected to be in the range of $1.32 to $1.38, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast
Keysight’s management will present more details about its fourth quarter FY2020 financial results and its first quarter FY2021 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2020 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 833-968-2178 (U.S. only) or +1 778-560-2837 (International) and enter passcode 7488342. The webcast will remain on the company site for 90 days.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, revenues, financial condition, earnings, impacts of US export control regulations, and operations that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, government mandated shutdowns, disruption in the supply chain, and labor shortages caused by pandemic conditions; changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; order cancellations; increased trade tensions and tightening of export control regulations.
In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission on Keysight’s quarterly report on Form 10-Q for the period ended July 31, 2020.

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Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue excludes the impact of fair value adjustments to acquisition-related deferred revenue balances. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Core Revenue

•	Non-GAAP Net Income

•	Non-GAAP Net Income per share

•	Free Cash Flow
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended October 31, 2020 and fiscal year 2020. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies
Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $4.2B in fiscal year 2020. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 941-888-2388
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	October 31,		Percent
	2020	2019	Inc/(Dec)

Orders	$1,231	$1,194	3%

Net revenue	$1,220	$1,120	9%

Costs and expenses:
Cost of products and services	464	455	2%
Research and development	193	176	9%
Selling, general and administrative	287	286	—
Other operating expense (income), net	(2)	(5)	(70)%
Total costs and expenses	942	912	3%

Income from operations	278	208	34%

Interest income	—	6	—
Interest expense	(19)	(20)	(3)%
Other income (expense), net	7	9	(27)%

Income before taxes	266	203	31%

Provision for income taxes	49	8	486%

Net income	$217	$195	11%

Net income per share:
Basic	$1.17	$1.04
Diluted	$1.15	$1.02

Weighted average shares used in computing net income per share:
Basic	186	187
Diluted	188	191

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,		Percent
	2020	2019	Inc/(Dec)

Orders	$4,528	$4,441	2%

Net revenue	$4,221	$4,303	(2)%

Costs and expenses:
Cost of products and services	1,688	1,769	(5)%
Research and development	715	688	4%
Selling, general and administrative	1,097	1,155	(5)%
Other operating expense (income), net	(44)	(20)	118%
Total costs and expenses	3,456	3,592	(4)%

Income from operations	765	711	8%

Interest income	11	23	(51)%
Interest expense	(78)	(80)	(3)%
Other income (expense), net	63	61	2%

Income before taxes	761	715	6%

Provision for income taxes	134	94	42%

Net income	$627	$621	1%

Net income per share:
Basic	$3.35	$3.31
Diluted	$3.31	$3.25

Weighted average shares used in computing net income per share:
Basic	187	188
Diluted	189	191

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31,	October 31,
	2020	2019

ASSETS

Current assets:
Cash and cash equivalents	$1,756	$1,598
Accounts receivable, net	606	668
Inventory	757	705
Other current assets	255	244
Total current assets	3,374	3,215

Property, plant and equipment, net	595	576
Operating lease right-of-use assets	182	—
Goodwill	1,537	1,209
Other intangible assets, net	361	490
Long-term investments	61	46
Long-term deferred tax assets	740	755
Other assets	368	332
Total assets	$7,218	$6,623

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$224	$253
Employee compensation and benefits	289	278
Deferred revenue	391	334
Income and other taxes payable	64	55
Operating lease liabilities	43	—
Other accrued liabilities	70	83
Total current liabilities	1,081	1,003

Long-term debt	1,789	1,788
Retirement and post-retirement benefits	362	357
Long-term deferred revenue	175	176
Long-term operating lease liabilities	149	—
Other long-term liabilities	365	295
Total liabilities	3,921	3,619

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares
authorized; 196 million shares at October 31, 2020,
and 194 million shares at October 31, 2019, issued	2	2
Treasury stock at cost; 10.7 million shares at October 31, 2020 and
6.5 million shares at October 31, 2019	(752)	(342)
Additional paid-in-capital	2,110	2,013
Retained earnings	2,536	1,909
Accumulated other comprehensive loss	(599)	(578)
Total stockholders' equity	3,297	3,004
Total liabilities and equity	$7,218	$6,623

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Year ended
	October 31,
	2020	2019

Cash flows from operating activities:
Net income	$627	$621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	104	96
Amortization	222	212
Share-based compensation	92	82
Deferred tax expense (benefit)	41	(2)
Excess and obsolete inventory-related charges	29	27
Gain on insurance proceeds received for damage to property, plant and equipment	(32)	—
Other non-cash expense (income), net	(10)	(3)
Changes in assets and liabilities:
Accounts receivable	75	(26)
Inventory	(73)	(92)
Accounts payable	(33)	13
Employee compensation and benefits	2	—
Deferred revenue	41	112
Income taxes payable	5	(16)
Retirement and post-retirement benefits	(108)	(37)
Other assets and liabilities	34	11
Net cash provided by operating activities(a)	1,016	998

Cash flows from investing activities:
Investments in property, plant and equipment	(117)	(120)
Acquisition of businesses and intangible assets, net of cash acquired	(357)	(88)
Insurance proceeds received for damage to property, plant and equipment	32	—
Proceeds from sale of investments	—	7
Other investing activities	—	5
Net cash used in investing activities	(442)	(196)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	58	67
Payment of taxes related to net share settlement of equity awards	(53)	(26)
Treasury stock repurchases	(411)	(159)
Proceeds from issuance of long-term debt	—	500
Debt issuance costs	—	(4)
Repayment of debt	(7)	(500)
Net cash used in financing activities	(413)	(122)

Effect of exchange rate movements	6	3

Net increase in cash, cash equivalents and restricted cash	167	683

Cash, cash equivalents and restricted cash at beginning of year	1,600	917

Cash, cash equivalents and restricted cash at end of year	$1,767	$1,600

(a) Cash payments included in operating activities:

Income tax payments, net	$(84)	$(103)
Interest payment on senior notes	$(75)	$(76)

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-year compare			Year-over-year compare
	Q4'20	Q4'19	Percent Inc/(Dec)	FY20	FY19	Percent Inc/(Dec)
Revenue	$1,220	$1,120	9%	$4,221	$4,303	(2)%
Amortization of acquisition-related balances	—	2		—	9
Non-GAAP Revenue	$1,220	$1,122	9%	$4,221	$4,312	(2)%
Adjustments:
Revenue from acquisitions or divestitures included in segment results	(10)	—		(29)	—
Currency impacts	(10)	—		(5)	—
Non-GAAP Core Revenue	$1,200	$1,122	7%	$4,187	$4,312	(3)%

Non-GAAP core revenue excludes impact of currency and revenue from acquisitions or divestitures closed within the last twelve months.

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group(a)			YoY
	Q4'20	Q4'19	% Chg
Revenue	$901	$838	8%
Gross margin, %	66.3%	64.3%
Income from operations	$261	$211
Operating margin, %	29%	25%

Electronic Industrial Solutions Group			YoY
	Q4'20	Q4'19	% Chg
Revenue	$319	$284	12%
Gross margin, %	64.7%	62.4%
Income from operations	$97	$79
Operating margin, %	30%	28%

(a) Restated for the organizational change to manage our Ixia Solutions Group within our Communications Solutions Group, effective Q1'20.

Net revenue for Communications Solutions Group excludes the impact of amortization of acquisition-related balances of $2 million for Q4'19. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on last page.
.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATION
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended				Year ended
	October 31,				October 31,
	2020		2019		2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$217	$1.15	$195	$1.02	$627	$3.31	$621	$3.25
Non-GAAP adjustments:
Amortization of acquisition-related balances	57	0.30	60	0.31	224	1.18	224	1.17
Share-based compensation	20	0.10	16	0.08	93	0.49	82	0.43
Acquisition and integration costs	1	0.01	5	0.03	12	0.07	11	0.06
Northern California wildfire-related impacts	—	—	—	—	(32)	(0.17)	—	—
Restructuring and related costs	1	0.01	2	0.01	5	0.03	9	0.05
Others	1	0.01	2	0.01	(19)	(0.11)	(16)	(0.09)
Adjustment for taxes(a)	8	0.04	(26)	(0.13)	9	0.05	(29)	(0.15)
Non-GAAP Net income	$305	$1.62	$254	$1.33	$919	$4.85	$902	$4.72

Weighted average shares outstanding - diluted	188		191		189		191

(a) For both the three and twelve months ended October 31, 2020 and 2019, management uses a non-GAAP effective tax rate of 12%.

Historical amounts are reclassified to conform with the current presentation.

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
FREE CASH FLOW
(In millions)
(Unaudited)
PRELIMINARY

	Q4'20	FY20
Net cash provided by operating activities	$338	$1,016
Less: Investments in property, plant and equipment	(30)	(117)
Free cash flow	$308	$899

Free cash flow includes net cash provided by operating activities adjusted for investments in property, plant & equipment.

Please refer last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Free cash flow includes net cash provided by operating activities adjusted for investments in property, plant & equipment.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

•
Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•
Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

•
Northern California wildfire-related impacts and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating, from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would include net unrealized gains on equity investments still held, and significant non recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual disaster like Northern California wildfires, gain on sale of assets and small divestitures, etc.

•
Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the first fiscal quarter of 2021 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.